UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

BROAD STREET REALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350 Bethesda, Maryland (Address of principal executive offices)	20814 (Zip Code)

Registrant’s telephone number, including area code: 301-828-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On October 6, 2021, a wholly owned subsidiary (“Greenwood Merger Sub”) of Broad Street Realty, Inc. (the “Company”) merged with and into BSV Greenwood Investors LLC (“BSV Greenwood”) with BSV Greenwood surviving as a subsidiary of the Company (the “Greenwood Merger”). The Greenwood Merger was completed pursuant to the previously announced agreement and plan of merger, dated as of May 28, 2019 (as amended, the “Greenwood Merger Agreement”), by and among the Company, Broad Street Operating Partnership, LP (the “Operating Partnership”), Greenwood Merger Sub and BSV Greenwood. Pursuant to the Greenwood Merger Agreement, the Company issued an aggregate of 2,752,568 shares of its common stock to the prior investors in BSV Greenwood as consideration in the Greenwood Merger.

As a result of the Greenwood Merger, the Company acquired The Shops at Greenwood Village, a retail shopping center located in Greenwood Village, Colorado with approximately 210,603 square feet of gross leasable area. Following the closing of the Greenwood Merger, the Company contributed its interests in BSV Greenwood to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership.

In connection with the closing of the Greenwood Merger, the Company entered into a $23.5 million mortgage loan secured by The Shops at Greenwood Village, which bears interest at Prime minus 0.35% per annum and matures on October 10, 2028. The Company has entered into an interest rate swap which fixes the interest rate of the loan at 4.082%.

As consideration in the Greenwood Merger as a result of their interests in BSV Greenwood, (i) Michael Z. Jacoby, the Company’s chief executive officer and chairman of its board of directors, received 166,700 shares of the Company’s common stock, (ii) Thomas M. Yockey, a director of the Company, received 166,700 shares of the Company’s common stock, (iii) Daniel J.W. Neal, a director of the Company, received 103,981 shares of the Company’s common stock and (iv) Alexander M. Topchy, the Company’s chief financial officer, received 16,761 shares of the Company’s common stock. The consideration in the Greenwood Merger was negotiated between BSV Greenwood and the prior management team and board of directors of the Company prior to entering into the Greenwood Merger Agreement on May 28, 2019.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 2.01 above regarding the issuance of shares of the Company’s common stock as consideration in the Greenwood Merger is incorporated into this Item 3.02 by reference. The shares of common stock were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D thereunder. Issuances of common stock were made only to persons who qualify as “accredited investors” as defined under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On October 12, 2021, the Company issued a press release regarding the Greenwood Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired.

The required financial statements of the acquired property will be filed in accordance with Rule 8-06 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

(b)Unaudited Pro Forma Financial Information.

The required pro forma financial statements of the Company will be filed in accordance with Rule 8-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this Current Report was required to be filed.

(d)Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated May 28, 2019, by and among BSV Greenwood Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Greenwood Merger Sub LLC (incorporated by reference to Exhibit 2.10 to the Company’s Current Report on Form 8-K filed on May 31, 2019).

2.2

First Amendment to Agreement and Plan of Merger, dated as of November 27, 2019, by and among BSV Greenwood Investors LLC, MedAmerica Properties Inc., Broad Street Operating Partnership, LP and BSV Greenwood Merger Sub LLC (incorporated by reference to Exhibit 2.10 to the Company’s Current Report on Form 8-K, filed on December 3, 2019).

2.3

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Greenwood Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Greenwood Merger Sub LLC (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed on December 27, 2019).

99.1	Press release dated October 12, 2021.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

October 12, 2021	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby
Chief Executive Officer

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